Exhibit 4.2

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, SA/NV (“EUROCLEAR”), AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO PROLOGIS EURO FINANCE LLC (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF Elavon Financial Services DAC, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY. UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE, CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.

REGISTERED	PRINCIPAL AMOUNT
No. R-1	€300,000,000
ISIN No.: XS2277596313
COMMON CODE: 227759631
CUSIP No.: 74341E AH5

PROLOGIS EURO FINANCE LLC
FLOATING RATE NOTES DUE 2022

PROLOGIS EURO FINANCE LLC, a limited liability company organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, or registered assigns, upon presentation, the principal sum of THREE HUNDRED MILLION EUROS (€300,000,000) on December 23, 2022 and to pay interest on the outstanding principal amount thereon as specified below.

The Securities (as defined below) shall bear interest at the Applicable Rate (as defined below) plus 0.280% per annum for each day of an Interest Period (as defined below); provided, however, that in no event shall the interest rate be less than zero. Interest shall accrue from and including December 23, 2020 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, and be payable quarterly in arrears on March 23, June 23, September 23 and December 23 of each year (each, an “Interest Payment Date”), commencing on March 23, 2021. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth (15th) calendar day, whether or not a Business Day, as the case may be, next preceding such Interest Payment Date (each, a “Regular Record Date”).

The interest rate on the Securities shall be set on March 23, June 23, September 23 and December 23 of each year, and shall be set for the initial Interest Period on December 23, 2020 (each such date, an “Interest Reset Date”) until the principal on the Securities is paid or made available for payment (the “Principal Payment Date”). If any Interest Reset Date and Interest Payment Date would otherwise be on a day that is not a Business Day, such Interest Reset Date and Interest Payment Date shall be the next succeeding Business Day, unless the next succeeding Business Day is in the next succeeding calendar month, in which case such Interest Reset Date and Interest Payment Date shall be the immediately preceding Business Day. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

“Business Day” means any day that is not a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are generally authorized or obligated by law to close, and (2) is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET2”) system, or any successor thereto, operates.

“Interest Period” shall mean the period from and including an Interest Reset Date to, but excluding, the next succeeding Interest Reset Date and, in the case of the last such period, from and including the Interest Reset Date immediately preceding the maturity date or Principal Payment Date, as the case may be, to, but excluding, such maturity date or Principal Payment Date, as the case may be. If the Principal Payment Date or maturity date is not a Business Day, then the principal amount of the Securities, plus accrued and unpaid interest thereon, if any, shall be paid on the next succeeding Business Day and no interest shall accrue for the maturity date, Principal Payment Date or any day thereafter.

“Applicable Rate” shall mean the rate determined in accordance with the following provisions:

(1)            Two prior TARGET2 days on which dealings in deposits in euros are transacted in the euro-zone interbank market preceding each Interest Reset Date (each such date, an “Interest Determination Date”), Elavon Financial Services DAC, UK Branch, (the “Calculation Agent”), as agent for the Company, shall determine the Applicable Rate which shall be the rate for deposits in euro having a maturity of three months commencing on the first day of the applicable Interest Period that appears on the Reuters Screen EURIBOR01 Page as of 11:00 a.m., Brussels time, on such Interest Determination Date. “Reuters Screen EURIBOR01 Page” means the display designated on page “EURIBOR01” on Reuters (or such other page as may replace the EURIBOR01 page on that service or any successor service for the purpose of displaying euro-zone interbank offered rates for euro-denominated deposits of major banks). If the Applicable Rate on such Interest Determination Date does not appear on the Reuters Screen EURIBOR01 Page, the Applicable Rate shall be determined as described in the immediately succeeding subparagraph.

(2)            With respect to an Interest Determination Date for which the Applicable Rate does not appear on the Reuters Screen EURIBOR01 Page as specified in the immediately preceding subparagraph, the Applicable Rate shall be determined on the basis of the rates at which deposits in euro are offered by four major banks in the euro-zone interbank market selected by the Company (the “Reference Banks”) at approximately 11:00 a.m., Brussels time, on such Interest Determination Date to prime banks in the euro-zone interbank market having a maturity of three months, and in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. The Company shall request the principal euro-zone office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the Applicable Rate on such Interest Determination Date shall be the arithmetic mean (rounded upwards) of such quotations. If fewer than two quotations are provided, the Applicable Rate on such Interest Determination Date shall be the arithmetic mean (rounded upwards) of the rates quoted by three major banks in the euro-zone selected by the Company at approximately 11:00 a.m., Brussels time, on such Interest Determination Date for loans in euro to leading European banks, having a maturity of three months, and in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks so selected as aforesaid by the Company are not quoting as mentioned in this sentence, the relevant interest rate for the Interest Period commencing on the Interest Reset Date following such Interest Determination Date shall be the interest rate in effect on such Interest Determination Date (i.e., the same as the rate determined for the immediately preceding Interest Reset Date).

Interest on the Securities shall be computed on the basis of an ACTUAL/360 day count convention.

Payment of the principal of, or premium, Redemption Price or Repurchase Price, if applicable, on, and interest on this Security shall be made at the office or agency maintained for such purpose in London, initially the Corporate Trust Office of the Paying Agent, located at 125 Old Broad Street, London EC2N 1AR, United Kingdom, in euros.

Payments of principal of, premium, Redemption Price or Repurchase Price, if any, and interest in respect of this Security shall be made by wire transfer of immediately available funds in euros. If the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Securities shall be made in U.S. Dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euros shall be converted into U.S. Dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date, or if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. Dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate shall be determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for euros. Any payment in respect of this Security so made in U.S. Dollars shall not constitute an event of default under the Indenture. Neither the Trustee nor the Paying Agent (as defined below) shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Each Security of this series is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of August 1, 2018 (herein called the “Base Indenture”), among the Company, Prologis, L.P. (herein called the “Parent Guarantor,” which term includes any successor under the Indenture) and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), as amended by the first supplemental indenture, dated as of August 1, 2018 (together with the Base Indenture, the “Indenture”), among the Company, the Parent Guarantor, the Trustee, Elavon Financial Services DAC, UK Branch, as paying agent (hereinafter called the “Paying Agent,” which term includes any successor paying agent under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Parent Guarantor, the Trustee, the Paying Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Optional Redemption

On December 23, 2021, the Company may redeem the Securities in whole, but not in part, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, December 23, 2021. In order for the Company to redeem the Securities on December 23, 2021, notice of redemption shall be given in the manner provided in Section 106 of the Indenture no earlier than the opening of business on October 15, 2021 and no later than the close of business on November 24, 2021.

On and after November 23, 2022, the Company may redeem the Securities in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, the redemption date. In order for the Company to redeem the Securities on or after November 23, 2022, notice of redemption shall be given in the manner provided in Section 106 of the Indenture at least 15 but not more than 60 days before the redemption date.

The Company may redeem all, but not less than all, of the Securities at any time at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding, the Redemption Date, in the event of certain changes in the tax law of the United States (or any taxing authority thereof or therein) which would obligate it to pay Additional Amounts (as defined below).

The Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Securities. Except as specifically provided for herein, the Company shall not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after December 18, 2020, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, shall become obligated to pay Additional Amounts (as defined below) with respect to the Securities, then the Securities may be redeemed at the option of the Company, in whole, but not in part, at a Redemption Price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest on the Securities to, but not including, the Redemption Date. Notice of any redemption shall be transmitted to Holders not more than 60 nor less than 15 days prior to the date fixed for redemption.

All payments in respect of the Securities shall be made by or on behalf of the Company without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Company shall, subject to certain exceptions provided for in the Indenture, pay to a Holder who is not a United States person (as defined in the Indenture) such additional amounts (the “Additional Amounts”) on the Securities as are necessary in order that the net payment by the Company or the Paying Agent of the principal of, and premium, Redemption Price or Repurchase Price, if any, and interest on, the Securities to such Holder, after such withholding or deduction, shall not be less than the amount provided in the Securities to be then due and payable.

Repurchase at Option of Holder

Each Holder of the Securities has the right to require the Company to repurchase for cash all, but not less than all, of such Holder’s Securities on December 23, 2021 (the “Repurchase Date”), at a purchase price equal to 100% of the principal amount of the Securities to be purchased plus accrued and unpaid interest, if any, on the principal amount being purchased to, but not including, the Repurchase Date (the “Repurchase Price”).

For any Security to be repurchased, the Trustee and the Paying Agent must receive, at their respective offices maintained for such purpose, no earlier than the opening of business on October 15, 2021 and no later than the close of business on November 17, 2021:

•	in the case of Securities in definitive form and held outside of Euroclear and Clearstream, the actual Securities and the form entitled “Option to Elect Repurchase” attached hereto duly completed; or

•	in the case of Securities in global form as represented by this Global Euro Note, instructions to that effect from the applicable beneficial owner of the Global Euro Note representing the Securities to the Common Depositary (via Euroclear and Clearstream) and forwarded by the Common Depositary to the Paying Agent and Trustee.

Any notice of election from a Holder to exercise the repurchase option must be received by the Trustee and the Paying Agent by 5:00 p.m., New York City time, on November 17, 2021. The Trustee and the Paying Agent shall provide the Company with any such notice of election received from a Holder of the Securities within two (2) Business Days of receipt of such notice. Exercise of the repurchase option by the Holder of a Security shall be irrevocable.

Sections 1105 and 1106 of the Indenture shall apply to the repurchase option, except that references in such sections to “redemption” or similar words shall be deemed to refer to “repurchase.”

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of, and premium, if any, on, all of the Securities of this series at the time Outstanding may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, unless the principal of all of the Securities of this series at the time Outstanding shall already have become due and payable, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Parent Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, Redemption Price or Repurchase Price, if applicable, on, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of, premium, Redemption Price or Repurchase Price, if applicable, on, and interest on this Security are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, the Paying Agent and any agent of the Company, the Trustee or the Paying Agent may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary.

Except as provided in Article Sixteen of the Indenture, no recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, member, partner, director, officer, employee, agent thereof or trustee, as such, of the Company or any Guarantor or of any successor thereof, either directly or through the Company or any Guarantor or any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities of this series, and reliance may be placed only on the other identification numbers printed hereon.

Capitalized terms used in this Security which are not defined herein shall have the meanings assigned to them in the Indenture.

[This space intentionally left blank.]

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

PROLOGIS EURO FINANCE LLC

By:
Name: Michael T. Blair
Title: Assistant Secretary and Managing Director, Deputy General Counsel

Attest

By:
Name: Deborah K. Briones
Title: Senior Vice President, Associate General Counsel

Dated: December 23, 2020

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as trustee

By:
Authorized Officer

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address including
Zip Code of Assignee)

the within-mentioned Security of Prologis Euro Finance LLC and ______________ hereby does irrevocably constitute and appoint ______________ Attorney to transfer said Security on the books of the within-named Company with full power of substitution in the premises.

Dated: ______________

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within-mentioned Security in every particular, without alteration or enlargement or any change whatever.

OPTION TO ELECT REPURCHASE

To: U.S. Bank National Association, as Trustee

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

United States of America

bradley.scarbrough@usbank.com

Elavon Financial Services DAC, UK Branch, as Paying Agent

125 Old Broad Street, Fifth Floor

London EC2N IAR

United Kingdom

mbs.relationship.management@usbank.com

Re: Prologis Euro Finance LLC Floating Rate Note due 2022

The undersigned registered owner of this Security hereby exercises the option to require the Company to repurchase 100% of this Security currently held for cash on December 23, 2021, in accordance with the terms of this Security and the Indenture referred to in this Security, and directs that the Repurchase Price be delivered to the registered Holder hereof. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

GUARANTEE

FOR VALUE RECEIVED, the undersigned hereby, jointly and severally with any other Guarantors, unconditionally guarantees to the Holder of the accompanying Floating Rate Notes due 2022 (the “Euro Note”) issued by Prologis Euro Finance LLC (the “Company”) under an Indenture, dated as of August 1, 2018 (together with the First Supplemental Indenture thereto, the “Indenture”) among the Company, Prologis, L.P., as parent guarantor, U.S. Bank National Association, as trustee thereunder (the “Trustee”), and Elavon Financial Services DAC, UK Branch, as paying agent, (a) the full and prompt payment of the principal of and premium, Redemption Price or Repurchase Price, if any, on such Euro Note when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, by redemption or otherwise, and (b) the full and prompt payment of the interest on such Euro Note when and as the same shall become due and payable, according to the terms of such Euro Note and of the Indenture. In case of the failure of the Company punctually to pay any such principal, premium or interest, the undersigned hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, by redemption or otherwise, and as if such payment were made by the Company. The undersigned hereby agrees, jointly and severally with any other Guarantors, that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, and shall not be affected, modified or impaired by the following: (a) the failure to give notice to the Guarantors of the occurrence of an Event of Default under the Indenture; (b) the waiver, surrender, compromise, settlement, release or termination of the payment, performance or observance by the Company or the Guarantors of any or all of the obligations, covenants or agreements of either of them contained in the Indenture or the Euro Notes; (c) the acceleration, extension or any other changes in the time for payment of any principal of or interest or any premium on any Euro Note or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture or the Euro Notes; (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Euro Notes; (e) the taking or the omission of any of the actions referred to in the Indenture and in any of the actions under the Euro Notes; (f) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other action or acts on the part of the Trustee or any of the Holders from time to time of the Euro Notes; (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantors or the Company or any of the assets of any of them, or any allegation or contest of the validity of this Guarantee in any such proceeding; (h) to the extent permitted by law, the release or discharge by operation of law of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (i) to the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (j) the default or failure of the Company or the Trustee fully to perform any of its obligations set forth in the Indenture or the Euro Notes; (k) the invalidity, irregularity or unenforceability of the Indenture or the Euro Notes or any part of any thereof; (l) any judicial or governmental action affecting the Company or any Euro Notes or consent or indulgence granted to the Company by the Holders or by the Trustee; or (m) the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might constitute a legal or equitable discharge of a surety or guarantor. The undersigned hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, sale, lease or conveyance of all or substantially all of its assets, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Notice or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in such Euro Note and in this Guarantee.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the undersigned, which is absolute and unconditional, of the full and prompt payment of the principal of and premium, if any, and interest on the Euro Note.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Euro Note shall have been executed by the Trustee under the Indenture referred to above by the manual signature of one of its authorized officers. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Euro Note.

An Event of Default under the Indenture or the Euro Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the undersigned hereunder in the same manner and to the same extent as the obligations of the Company.

Notwithstanding any other provision of this Guarantee to the contrary, the undersigned hereby waives any claims or other rights which it may now have or hereafter acquire against the Company that arise from the existence or performance of its obligations under this Guarantee (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. Guarantor hereby agrees not to exercise any rights which may be acquired by way of contribution under this Guarantee or any other agreement, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such contribution rights. If, notwithstanding the foregoing provisions, any amount shall be paid to the undersigned on account of the Guarantor’s Conditional Rights and either (i) such amount is paid to such undersigned party at any time when the indebtedness shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to such undersigned party, any payment made by the Company to a Holder that is at any time determined to be a Preferential Payment (as defined below), then such amount paid to the undersigned shall be held in trust for the benefit of Holder and shall forthwith be paid to such Holder to be credited and applied upon the indebtedness, whether matured or unmatured. Any such payment is herein referred to as a “Preferential Payment” to the extent the Company makes any payment to Holder in connection with the Euro Note, and any or all of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise.

To the extent that any of the provisions of the immediately preceding paragraph shall not be enforceable, the undersigned agrees that until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to a Holder may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Holders’ right to full payment and performance of the indebtedness and the undersigned shall not enforce any of Guarantor’s Conditional Rights until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to Holders may be determined to be a Preferential Payment.

The obligations of the undersigned to the Holders of the Euro Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Sixteen of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

Capitalized terms used in this Guarantee which are not defined herein shall have the meanings assigned to them in the Indenture.

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IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed.

Dated: December 23, 2020

PROLOGIS, L.P.
By: Prologis, Inc., its general partner

By:
Name: Michael T. Blair
Title: Assistant Secretary and Managing Director, Deputy General Counsel

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